Exhibit 10.8


                                                              June 16, 1998




         Mr. J. Michael Kelly
         162 Woodridge Circle
         New Canaan, CT


         Dear Mike:

                  We are very pleased to offer you the position of Senior Vice President and Chief Financial Officer of America Online, Inc., reporting directly to me as Chief Executive Officer of AOL. In this position, you will be an Officer of AOL (subject to formal Board action, which I will request promptly after your execution of this letter) and you will be responsible for all corporate financial matters relating to the Company. This letter will set forth the economic and key employment conditions of your employment.

                  Salary: You will be entitled to a minimum base compensation at the annual rate of $450,000, payable semi-monthly, subject to customary tax deductions. Your base compensation will be reviewed annually and may be increased at the discretion of AOL's Board of Directors, based on your performance and changes in competitive market conditions.

                  Bonus: You will participate in AOL's Management Incentive Plan
         (MIP) with a targeted bonus of 75% of your base pay if you and AOL meet the established performance objectives (and proportionally greater percentages of your base pay should you and AOL exceed such established performance objectives). Your pay out for AOL's fiscal year 1999 (7/1/98-6/30/99) will be guaranteed at no less than 75% of your then base pay (i.e. $338,000).

                  Stock Options: In contemplation of, and subject to, your becoming employed by the Company, you have been granted an option to purchase 225,000 shares of AOL common stock vesting equally over a 4 year period of time and an option to purchase 225,000 shares of AOL common stock vesting at a rate of 33-1/3% on the 4th, 5th and 6th anniversaries of the grant. The form of option agreement to be entered into by you and the Company with respect to these stock options is delivered herewith.

                  Restricted  Stock: The Company will take  appropriate  actions
         (primarily filings with the Securities and Exchange Commission) so that on or about your commencement date, the Company can offer and grant you 50,000 shares of AOL common stock which will vest and become transferable at a rate of 16,667, 16,667, and 16,666 shares respectively on the 1st, 2nd, 3rd year anniversaries of your employment date (the "Restricted Shares"). The form of Restricted Stock Agreement that wold be used is delivered herewith.

                  Relocation: You will be eligible for AOL's executive relocation package, a copy of which is delivered here with. If you wish, AOL will acquire your current Connecticut home through a third party buy out and will provide you a relocation allowance equal to one months pay to cover miscellaneous relocation expenses. All relocation expenses, to include the relocation allowance, will be grossed up at the highest appropriate tax bracket.

                  Benefits: You and your family will be eligible to participate in all AOL-sponsored plans provided generally to AOL employees or to AOL senior management, including health and benefit plans and life and disability insurance plans, in accordance with AOL's current eligibility requirements. Mark Stavish has delivered a summary of the existing plans to you.

                  Key Employment Conditions: You will devote your full business time to the Company. As a condition of your employment, you will enter into a Confidentiality, Non Competition and Proprietary Rights Agreement, a copy of which has been delivered to you by Mark Stavish.

              Termination: Your employment by AOL is at will and you or the Company will be free to terminate such employment at any time, with or without Cause. In the event of termination by you other than for Good Reason, or termination by the Company for Cause, you shall be entitled as of the termination date to no further compensation under this agreement, except that you shall be entitled to receive such portion of your base compensation as shall have accrued but remain unpaid as of the termination date. In the event AOL terminates your employment other then for Cause, or you terminate your employment for Good Reason, you will be entitled to receive the following items in exchange for a valid release of all claims against the Company:

            0  Your base compensation accrued through the termination date,
            0 Continuation of your base compensation for a period of twelve months,
            0 Full payment of your MIP bonus after the end of the fiscal year in which your termination occurs, at the same time similarly situated continuing AOL employees receive their MIP bonuses,
            0 Pro-rated payout of your MIP bonus for the subsequent Fiscal Year as determined by multiplying your then bonus percentage opportunity times your then base pay, multiplied by a fraction whose denominator will be 12 and whose numerator will be the number of full months of base pay continuance you receive during the course of that fiscal year, and
            0  Your Restricted Stock will become fully vested.

                  For purposes of this agreement, "Cause" shall be limited to your conviction of a felony involving moral turpitude, your willful and continued failure substantially to perform your required duties under this Agreement after notice and opportunity to cure, your intentional or repeated violation of the Confidentiality, Non-Competition and Proprietary Rights Agreement, or your intentional or improper conduct substantially prejudicial to the business of the Company or any of its affiliates; and "Good Reason" shall be limited to a termination by you,
         (a) due to death or qualifying for long-term disability, or (b) upon 60 days notice following your transfer to an office outside of the Company's headquarters, or (c) upon 60 days notice following a change by the Company in your reporting relationship or your authority which causes your position with the Company to become of materially less responsibility than your position immediately following the Commencement Date, provided that such material change is not in connection with a termination of your employment by the Company, and provided, further, that the Company shall not have taken action within 30 days of such notice of termination such that the circumstances constituting a Good Reason shall have ceased.

                  Commencement Date: The Commencement Date of your employment shall be as soon as practicable.

                  Mike, we are all very excited about the prospect of your joining the AOL team and working with us to build a great company and a new medium. If the terms of this letter are acceptable to you, please execute and return the enclosed copy.

                  We look forward to a long and mutually rewarding relationship.

                                                             Sincerely yours,

                                                             /s/ STEPHEN M. CASE
                                                             Stephen M. Case
                                                             Chairman


         Agreed:


         /s/ J. MICHAEL KELLY                        Date:    6/16/98
         J. Michael Kelly

                      CONFIDENTIALITY, NON-COMPETITION AND
                          PROPRIETARY RIGHTS AGREEMENT

For our company, people are the most important asset. That is because, in our competitive environment, we rely distinctly on your intellect and inventiveness. Your creativity, enterprise and common sense help us succeed against intense competition; your monetary compensation and benefits package, as well as community-building events within, the company, reflect this value. We invest millions in distribution, marketing and infrastructure to advance our activities. We invest in you. We take the risk that these will pay off. It is not our intent to underwrite entrepreneurship that will not end up profiting the company. In other words, work done on company time belongs to America Online, Incorporated.

It is to protect our investment in you that we ask you to read, undergo and sign the following agreement, which is a condition of your employment.

Effective 6/23/98, l998, I, the undersigned, hereby agree as follows:

 1.  Definitions:

     a) AOL means America Online, Incorporated and the Affiliates of America Online, Incorporated. Affiliates shall mean: (i) any corporation, company or other entity more than thirty-three percent (33%) of whose outstanding shares or securities are, now or hereafter, owned or controlled, directly or indirectly, by AOL and its Affiliates, and
          (ii) any partnership, joint venture, unincorporated association or limited liability company more than fifty percent (50%) of whose ownership interest is now or hereafter owned or controlled in the aggregate, directly or indirectly, by AOL and its Affiliates.

     b) Proprietary Information means any information that I may be furnished or may otherwise receive or have access to while employed by AOL that relates to the following: AOL's business, finances, business plans, business opportunities, past, present or future products, software, content, research, development, improvements, inventions, product designs and plans, processes, techniques, designs or other technical data, source code, services, subscribers, personnel, customer lists and other unpublished information provided by AOL or a third party that has provided proprietary information to AOL.

 2. Protecting Proprietary Information: Both during and after the term of this agreement, I agree to preserve and protect the confidentiality of Proprietary Information and all its physical forms, whether disclosed to me before or after this agreement is signed. In addition, I agree not do any of the following: (a) disclose or disseminate Proprietary Information to anyone, including AOL employees or volunteers, who lacks a need to know; (b) remove Proprietary Information from AOL's premises; (c) use Proprietary Information for my or any third party's benefit.

 3. Exceptions: The foregoing obligations will not apply to any information which I can establish to have (a) become known without breach of this agreement by me; (b) been given to me by a third party who is not obligated to maintain confidentiality; (c) been developed by me prior to the date this agreement is signed, as established by documentary evidence;
      (d) been disclosed under operation of law, except that I will disclose only such information as is legally required and will use reasonable efforts to obtain confidential treatment for any Proprietary Information that is so disclosed; or (e) been disclosed by me with AOL's prior written approval.

 4. Ownership of Proprietary Information: All proprietary information used or generated during the course of working for AOL is AOL's property alone. I agree to deliver to AOL all documents and tangibles, including diskettes and other storage media containing Proprietary Information, upon termination of my employment with AOL or within three (3) days after AOL so requests.

5. AOL's Rights to Works for Hire and Others: All writings or works of authorship, including, without limitation, program codes or documentation that I produce or author in performing services for AOL together with any copyrights on those writings or works of authorship, are works made for hire and, therefore, the property of AOL. To the extent that any such writings or works of authorship may not, by operation of law, be works made for hire, this agreement constitutes my irrevocable assignment to AOL of the ownership of, and all rights of copyright in, such items. Also, AOL shall have the right to obtain and hold in its own name all rights of copyright, copyright registrations and similar protections that may be available with respect to any such writings or works. I agree to give AOL or its assignees all assistance reasonably required to perfect such rights.

6. Assignment of Inventions, Techniques: Henceforth, I assign to AOL my entire right, title and interest in any invention, technique, process, device, discovery, improvement or know-how, patentable or not, that I conceive, solely or jointly, while working for AOL: (a) that relates in any manner to the actual or anticipated business of AOL; (b) that is suggested by or results from any task assigned to me or work performed by me for or on behalf of AOL; or (c) for which AOL equipment, supplies, facilities, information or materials are used. I shall disclose any such invention, technique, process, device, discovery, improvement or know-how promptly to AOL. Further, I shall execute a specific assignment of title to AOL and do anything else reasonably necessary to enable AOL to secure patent, trade secret or any other proprietary rights in the United States or foreign countries.

7. Prior Inventions: In the space provided at the end of this document, I agree to list and describe any inventions I have made or conceived of before my employment with AOL. These items are excluded from this agreement.

8. Outside Employment or Activities: I understand that I may continue to work on and retain rights to projects of my own interest outside of AOL, provided that: (a) they do not fall under paragraphs 5 or 6 above; (b) they do not interfere in any way with my time at work for AOL; and (c) should any products with potential commercial application result from any such project, AOL will have the right of first refusal to purchase and market such products.

9. Limits on Publicizing AOL Information: I shall not submit any article for publication or deliver any public speech that contains any information relating to the business of AOL or identifies me as an employee or representative of the company without first receiving written consent from an officer of AOL.

10. Competitive Employment: While employed by AOL and for one year after the termination of my employment for any reason, but not less than three years from the date of this agreement, I will not, within the United States or any country in which AOL or a licensee of AOL is then operating or preparing to operate: (a) directly or indirectly own, manage, operate, join, control or be employed by; (b) directly or indirectly participate in the ownership, management, operation or control of; or (c) be connected in any manner with any business of the type and character of business in which AOL engages at the time of such termination.

11. Conflicting Obligations: I represent and warrant that: (a) I am able to enter into this agreement and that such ability is not limited or restricted by any agreements or understandings between me and other persons or companies; (b) I will not disclose to AOL or its clients, or induce AOL to use or disclose, any Proprietary Information or material belonging to others, except with the written permission of the owner of such information or material; and (c) any information, materials or products I develop for or any advice I provide to AOL shall not rely or in any way be based on confidential or Proprietary Information or trade secrets I have obtained or derived from sources other than AOL.

      I hereby agree to indemnify and hold AOL harmless from and against any and all damages, claims, costs and expenses, including reasonable attorneys' fees, based on or arising, directly or indirectly, from the breach of any agreement or understanding between me and another person or company. This includes, but is not limited to, liability a rising from any confidential or proprietary information or trade secrets I have from sources other than AOL.

12. Observance of Applicable Laws: I will fully comply, and do all things necessary for AOL to fully comply, with all laws and regulations of the government of the United States and with provisions of contracts between AOL and the agencies of the U.S. government or contractors that relate to patent rights, technical data or the safeguarding of information and material.

13. Non-Solicitation: While working for AOL and for one year after any termination of my employment with AOL, I will not (a) attempt, directly or indirectly, to induce or attempt to influence any employee of AOL to leave AOL's employ; or (b) solicit business from any of AOL's customers, either directly or indirectly, for the benefit of anyone other than AOL; nor will I participate or assist in any way in the solicitation of business from any such customers as an employee of or consultant to another entity, unless the business being solicited is not in competition with the services AOL provides to such customers.

14. Further Understanding of Foregoing Provisions: I understand and agree to the following statements:

      (a)(i) My contractual obligations under paragraphs 2, 10, 11 and 13 have a unique and very substantial value to AOL; (ii) I have sufficient assets and other skills to provide a reasonable livelihood for myself and my dependents while such paragraphs are in force; and (iii) I am subject to immediate dismissal for any breach of those provisions and that such dismissal shall not relieve me from my continuing obligations under this agreement or from the imposition by a court of any judicial remedies, such as money damages or equitable enforcement of those provisions.

      (b)The terms and provisions of this agreement apply to all Proprietary Information and other materials developed for, or any advice provided to, AOL prior to my signing this agreement.

      (c)The termination of my employment with AOL, for any reason, shall not relieve me from complying with the undertakings and agreements herein that call for performance prior or subsequent to the termination date, including, but not limited to, those undertakings and agreements set forth in paragraphs 2, 4,10, 11 and 13.

15. Attorneys' Fees: Should I be found liable for any action taken to enforce this agreement, I will reimburse AOL for its reasonable attorneys' fees and court costs.

16. Waiver: No act or failure to act by AOL waives any right herein. To be effective, any waiver by AOL must be in writing and signed by an officer of AQL.

17. Assignment: Although I shall not have the right to assign this agreement, it is nevertheless binding on my heirs, executors and administrators and on AOL's successors and assigns.

18. Severability: In the event that any provision of this agreement conflicts with the law under which it is to be construed or if a court with jurisdiction over the parties to this agreement holds any such provision invalid, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable force and effect.

19. Governing Laws: The laws of the Commonwealth of Virginia shall govern this agreement as such laws are applied to contracts executed by Commonwealth of Virginia residents and performed entirely within the Commonwealth of Virginia.

20. Entire Agreement: This document constitutes my entire agreement with AOL with respect to its subject matter, superseding any prior negotiations and agreements. No provisions of this agreement may be changed except by a written agreement signed by both myself and an officer of AOL.

21. Remedies: All remedies herein are cumulative and in addition to all other remedies that may be available at law or in equity.



/s/ J. MICHAEL KELLY
Signature

J. Michael Kelly
Print Name

6/23/98
Date

For America Online, Incorporated

/s/ MARK STAVISH
Signature

SVP, HR
Title

6/23/98
Date


     Prior inventions to be excluded from this Agreement are listed and briefly described below: